Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 13, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting of Christopher & Banks Corporation, which appears in Christopher & Banks Corporation’s Annual Report on Form 10-K for the year ended February 27, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
October 29, 2010